UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      March 10, 2003

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 5.  Other Events and Regulation F-D Disclosure

     On March 10, 2003, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting that the Company's Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to 250,000 shares of Monarch's common stock outstanding. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99  Text of press release dated March 10, 2003.













































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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.
                                          (Registrant)


Date:    March 10, 2003                   By: /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary












































                                     -3-
                                                                    Exhibit 99

                                PRESS RELEASE

       MONARCH CASINO & RESORT, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

     RENO, NV-March 10, 2003- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) today announced that its Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to 250,000 shares, or approximately
2.6 percent, of Monarch's common stock outstanding. The repurchases will be made in open market transactions or through negotiated transactions.

     The transactions will be made from time to time depending on market conditions and availability of funds. No time limit has been placed on the duration of the stock repurchase program. The purchases will be made with the Company's cash.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is located in the more affluent and fast-growing south part of Reno. The Atlantis is the closest hotel-casino to and is directly across the street from the Reno Sparks Convention Center, which completed a $105-million expansion and renovation in August, 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site, which offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge, has been given city approval for an additional 500 hotel rooms with expansion of the casino and other amenities. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,500 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) future market conditions, (iii) availability of company cash for stock repurchases, (iv) alternative uses of company cash, and
(v) future events or conditions that would otherwise restrict the company from purchases of its common stock. The actual amount of shares repurchased may be substantially less than the amount authorized, and there is no assurance that any shares will be repurchased under this program. Additional information concerning potential factors that could affect the company's stock repurchase program may be included in the company's Securities and Exchange Commission filings, which are available on the company's web site.

Contacts:   Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
            Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information, visit Monarch's web site at monarchcasino.com.


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